FIRST INDUSTRIAL REALTY TRUST REPORTS
THIRD QUARTER 2020 RESULTS
•Cash Rental Rates Were Up 20.3%; Approximately 14% Cash Rental Rate Increase Expected for Full Year 2020; 12% Cash Rental Increase on 2021 Rollovers Signed To-Date
•Collected 99% of Second and Third Quarter Monthly Rental Billings
•Signed 339,000 Square Feet of New Leases for Development Projects in the Third Quarter and Fourth Quarter To-Date
•Signed a Build-to-Suit Lease for First Nandina II Logistics Center, a 221,000 Square-Foot Development in the Inland Empire; $22.4 Million Expected Total Investment
•Two New South Florida Development Starts Planned in the Fourth Quarter Totaling 741,000 Square Feet; Total Estimated Investment of $112 Million
•Closed a New Unsecured Term Loan Facility That Refinances $200 Million Unsecured Term Loan Facility Previously Scheduled to Mature January 2021
•Closed on $300 Million Private Placement Offering
•Raised $78.7 Million of Net Proceeds Via At-The-Market Equity Offering Program

CHICAGO, October 21, 2020 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the third quarter of 2020. Diluted net income available to common stockholders per share (EPS) was $0.28 compared to $0.62 a year ago.

First Industrial’s third quarter FFO was $0.49 per share/unit on a diluted basis, compared to $0.44 per share/unit a year ago. Third quarter results for 2020 include $0.04 per share of income related to an insurance settlement. Excluding this settlement, FFO was $0.45 per share/unit.

“The First Industrial team and portfolio had another successful quarter highlighted by excellent collections, leasing, investment and capital markets execution,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We delivered strong cash rental rate growth of 20.3%, led by the leasing efforts of our Southern California team.”

Tenant Rent Collections During COVID-19 Pandemic

As of October 21st, the Company:
•Collected 99% of monthly rental billings every month from April through September.
•Collected 99% of October monthly rental billings assuming collections from government-related tenants.

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Portfolio Performance

•In service occupancy was 96.3% at the end of the third quarter of 2020, compared to 97.7% at the end of the second quarter of 2020, and 97.7% at the end of the third quarter of 2019. Third quarter occupancy reflects the 110 basis point impact of the Pier 1 move-out in Baltimore at September 1st as previously disclosed.
•Rental rates increased 20.3% on a cash basis and 33.9% on a straight-line basis; cash rental rate growth for the full year 2020 is expected to be approximately 14%.
•The Company, to-date, has signed approximately 32% of 2021 rollovers by square footage at a cash rental rate increase of approximately 12%.
•Tenant retention of square footage up for renewal was 68.4%; Leasing costs were $3.18 per square foot.
•Same property cash basis net operating income before termination fees increased 1.3% reflecting increased rental rates on leasing and contractual rent escalations, partially offset by lower average occupancy, an increase in free rent and slightly higher bad debt expense.

Development Activity

During the third quarter, the Company:
•Signed a lease for First Nandina II Logistics Center in the Inland Empire; a 221,000 square-foot build-to-suit development; total estimated investment of $22.4 million.
•Leased 100% of its 103,000 square-foot First Sawgrass Commerce Center in South Florida. The lease will commence upon completion in the fourth quarter.
•Leased 37,000 square feet of its 125,000 square-foot First Park 121 Building B in Dallas to bring that building to 80% leased. The new lease is scheduled to commence on January 1st.
•Leased 100% of the 644,000 square-foot speculative development at the First Park @ PV303 joint venture in Phoenix. The lease will commence upon completion in early 2021.

In the fourth quarter to-date, the Company:
•Leased 100% of its 199,000 square-foot First Fossil Creek Commerce Center in Dallas. The lease is scheduled to commence on November 1st.
•Plans to start two new developments in South Florida in the fourth quarter.
◦First Park Miami; three buildings totaling 600,000 square feet; $90 million estimated investment.
◦First 95 Distribution Center; 141,000 square feet; $22 million estimated investment.

Investment and Disposition Activities

In the third quarter, the Company:
•Formed a new joint venture with Diamond Realty, the U.S. real estate investment arm of Mitsubishi Corporation, that acquired 569 acres at the Camelback 303 business park in Phoenix. The total purchase price was $70.5 million and First Industrial has a 43% interest in the venture.
•Acquired an 18,000 square-foot value-add building in Hayward in Northern California for $5.0 million.
•Acquired a 6.6-acre site in Seattle for $6.1 million that is developable to 129,000 square feet.
•Acquired a 26-acre site in Central Florida for $5.5 million that can accommodate up to four buildings totaling 329,000 square feet.
•Acquired a 3.1-acre site adjacent to our First Elm land site in the Inland Empire West for $3.6 million. With the additional acres, the site can accommodate an 84,000 square-foot development.
•Closed on the sale of a 618,000 square-foot building in Phoenix for $54.5 million. The transaction was recognized in the third quarter of 2019 at the time the tenant exercised its purchase option.
•Sold one building plus one unit comprised of 127,000 square feet for $15.2 million.
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In the fourth quarter to-date, the Company:
•Sold 93 acres to two separate users at the First Park @ PV303 joint venture; First Industrial’s share of the sales price was $11.0 million.
•Sold two buildings totaling 194,000 square feet for a total of $5.6 million.

Capital Markets Activity

During the third quarter, the Company:
•On July 15, 2020, entered into a new unsecured term loan facility that refinances its $200 million unsecured term loan facility previously scheduled to mature January 29, 2021. The new loan has an initial maturity date of July 15, 2021 and includes two, one-year extensions at the Company’s option, subject to certain conditions. The new loan features interest-only payments and now bears an interest rate of LIBOR plus 150 basis points. The Company entered into new interest rate swap agreements that convert the new loan to a fixed interest rate of 2.49% beginning in February 2021.
•Closed on a private placement offering on September 17th for $300 million of fixed rate senior unsecured notes with a weighted average interest rate of 2.81%. The notes are comprised of two tranches: $100 million of 2.74% Series F Guaranteed Senior Notes with a 10-year term and $200 million of 2.84% Series G Guaranteed Senior Notes with a 12-year term.
•Issued 1.8 million shares of its common stock at an average price of $43.16 per share through its “at-the-market” equity offering program generating approximately $78.7 million in net proceeds.

“We strengthened our capital position to support the relaunch of our development program and lowered our long-term borrowing costs with our capital markets actions during the quarter,” said Scott Musil, Chief Financial Officer.

Investor Day

First Industrial will host a virtual Investor Day on Thursday, November 12th at 10:00 a.m. CST (11:00 a.m. EST). The webcast of the event will be available through First Industrial’s website www.firstindustrial.com.

Outlook for 2020

“We are experiencing an increased level of leasing activity with e-commerce as a key driver as the economy continues its recovery,” added Mr. Baccile. “As we restart our speculative development program and look ahead, we are excited to share a more in-depth look at our platform and growth opportunities at our Investor Day on November 12th.”

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	Low End of	High End of
	Guidance for 2020	Guidance for 2020
	(Per share/unit)	(Per share/unit)
Net Income	$1.11	$1.15
Add: Real Estate Depreciation/Amortization	0.99	0.99
Less: Gain on Sale of Real Estate Including FR's Share of Joint Venture Gain, Net of Allocable Income Tax Provision, Through October 21, 2020	(0.28)	(0.28)

FFO (NAREIT Definition)	$1.82	$1.86

Add: Severance Costs Related to the Closure of Our Indianapolis Office and Retirement Benefit Expense for Accelerated Vesting of Equity Awards	0.01	0.01

Less: Gains Related to the Final Settlement of Two Insurance Claims for Damaged Properties	(0.05)	(0.05)

FFO Before Severance Costs Related to the Closure of Our Indianapolis Office, Retirement Benefit Expense for Accelerated Vesting of Equity Awards and Gains Related to the Final Settlement of Two Insurance Claims for Damaged Properties	$1.78	$1.82

The following assumptions were used:

•In service occupancy at year-end fourth quarter of 94.5% to 95.5%. This implies a full year quarter-end average in service occupancy of 96.4% to 96.7%. This reflects the previously disclosed Pier 1 Imports move-out on September 1st.
•Fourth quarter same store NOI growth on a cash basis before termination fees of (0.75%) to 0.75%. This implies a quarterly average same store NOI growth for the full year 2020 of 3.8% to 4.2%. This range assumes full year 2020 bad debt expense of $2.1 million, which includes approximately $1.2 million realized in the nine months ended September 30, 2020. This excludes any potential non-cash write-offs of deferred rent receivables related to tenants that are having financial difficulties.
•General and administrative expense of approximately $31.0 million to $32.0 million. This range excludes $1.2 million of severance costs related to the closure of our Indianapolis office and retirement benefit expense for accelerated vesting of equity awards.
•Guidance includes the incremental costs expected in 2020 related to the Company’s developments completed and under construction as of September 30, 2020 and the aforementioned future starts of First Park Miami and First 95 Distribution Center. In total, the Company expects to capitalize $0.05 per share of interest in 2020.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

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Conference Call

First Industrial will host its quarterly conference call on Thursday, October 22, 2020 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 6459254. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s third quarter 2020 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.1 million square feet of industrial space as of September 30, 2020. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," “plan,” "intend," “anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants;
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our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2019, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Statements of Operations and Other Data:
Total Revenues	$116,194	$106,590	$335,739	$315,226
Property Expenses	(30,355)	(28,396)	(87,487)	(85,943)
General and Administrative (a)	(7,485)	(6,945)	(24,970)	(20,529)
Depreciation of Corporate FF&E	(217)	(156)	(611)	(527)
Depreciation and Other Amortization of Real Estate	(34,152)	(29,993)	(96,921)	(89,451)
Total Expenses	(72,209)	(65,490)	(209,989)	(196,450)
Gain on Sale of Real Estate	6,525	52,489	29,594	53,378
Interest Expense	(12,775)	(12,466)	(37,864)	(37,565)
Amortization of Debt Issuance Costs	(905)	(805)	(2,477)	(2,430)
Income from Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Benefit (Provision)	$36,830	$80,318	$115,003	$132,159
Equity in (Loss) Income of Joint Ventures	(162)	(72)	(236)	16,288
Income Tax Benefit (Provision)	39	(244)	(105)	(3,392)
Net Income	$36,707	$80,002	$114,662	$145,055
Net Income Attributable to the Noncontrolling Interests	(748)	(1,691)	(2,400)	(3,141)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,959	$78,311	$112,262	$141,914
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,959	$78,311	$112,262	$141,914
Depreciation and Other Amortization of Real Estate	34,152	29,993	96,921	89,451
Noncontrolling Interests	748	1,691	2,400	3,141
Gain on Sale of Depreciable Real Estate	(6,525)	(52,489)	(29,594)	(53,378)
Gain on Sale of Real Estate from Joint Ventures	—	—	—	(16,714)
Income Tax Provision - Allocable to Gain on Sale of Real Estate from Joint Ventures	—	—	—	3,095
Funds From Operations (NAREIT) ("FFO") (b)	$64,334	$57,506	$181,989	$167,509
Amortization of Equity Based Compensation	3,078	2,130	9,827	5,945
Amortization of Debt Discounts and Hedge Costs	104	85	312	135
Amortization of Debt Issuance Costs	905	805	2,477	2,430
Depreciation of Corporate FF&E	217	156	611	527
Non-incremental Building Improvements	(5,588)	(3,140)	(10,191)	(7,802)
Non-incremental Leasing Costs	(5,747)	(4,138)	(13,706)	(11,629)
Capitalized Interest	(1,571)	(1,841)	(5,029)	(4,161)
Capitalized Overhead	(1,114)	(839)	(3,832)	(2,458)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,899)	(1,503)	(7,434)	(7,760)
Adjusted Funds From Operations ("AFFO") (b)	$52,719	$49,221	$155,024	$142,736

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,959	$78,311	$112,262	$141,914
Interest Expense	12,775	12,466	37,864	37,565
Depreciation and Other Amortization of Real Estate	34,152	29,993	96,921	89,451
Severance and Retirement Benefit Expense (a)	—	—	1,204	—
Income Tax (Benefit) Provision - Not Allocable to Gain on Sale of Real Estate	(39)	244	105	297
Income Tax Provision - Allocable to Gain on Sale of Real Estate from Joint Ventures	—	—	—	3,095
Noncontrolling Interests	748	1,691	2,400	3,141
Amortization of Debt Issuance Costs	905	805	2,477	2,430
Depreciation of Corporate FF&E	217	156	611	527
Gain on Sale of Real Estate	(6,525)	(52,489)	(29,594)	(53,378)
Gain on Sale of Real Estate from Joint Ventures	—	—	—	(16,714)
Adjusted EBITDA (b)	$78,192	$71,177	$224,250	$208,328
General and Administrative (a)	7,485	6,945	23,766	20,529
FFO from Joint Ventures	162	72	236	426
Net Operating Income ("NOI") (b)	$85,839	$78,194	$248,252	$229,283
Non-Same Store NOI	(13,508)	(6,747)	(31,160)	(18,289)
Same Store NOI Before Same Store Adjustments (b)	$72,331	$71,447	$217,092	$210,994
Straight-line Rent	(357)	(95)	(383)	(4,826)
Above (Below) Market Lease Amortization	(231)	(265)	(711)	(789)
Lease Termination Fees	(15)	(246)	(717)	(711)
Same Store NOI (Cash Basis without Termination Fees) (b)	$71,728	$70,841	$215,281	$204,668

Weighted Avg. Number of Shares/Units Outstanding - Basic	129,914	128,837	129,357	128,829
Weighted Avg. Number of Shares Outstanding - Basic	127,903	126,480	127,306	126,295

Weighted Avg. Number of Shares/Units Outstanding - Diluted	130,294	129,256	129,720	129,219
Weighted Avg. Number of Shares Outstanding - Diluted	128,101	126,783	127,495	126,578

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$35,959	$78,311	$112,262	$141,914
Less: Allocation to Participating Securities	(59)	(170)	(177)	(319)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$35,900	$78,141	$112,085	$141,595

Basic and Diluted Per Share	$0.28	$0.62	$0.88	$1.12

FFO (NAREIT) (b)	$64,334	$57,506	$181,989	$167,509
Less: Allocation to Participating Securities	(219)	(179)	(595)	(493)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$64,115	$57,327	$181,394	$167,016

Basic Per Share/Unit	$0.49	$0.44	$1.40	$1.30
Diluted Per Share/Unit	$0.49	$0.44	$1.40	$1.29

Common Dividends/Distributions Per Share/Unit	$0.25	$0.23	$0.75	$0.69

Balance Sheet Data (end of period):	September 30, 2020	December 31, 2019
Gross Real Estate Investment	$4,093,787	$3,830,209
Total Assets	3,738,857	3,518,828
Debt	1,605,494	1,483,565
Total Liabilities	1,850,258	1,720,565
Total Equity	1,888,599	1,798,263

a)	Nine Months Ended September 30, 2020
General and Administrative per the Form 10-Q	$24,970
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$23,766
b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures. For the nine months ended September 30, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus amortization of equity based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. For AFFO purposes, we also exclude the income tax provision or benefit related to the gain or loss on sale of real estate, which is comparable to the NAREIT FFO treatment. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2019 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2019 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.